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                                  EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-75533) of Tower Financial Corporation of our report dated January 13, 2000 relating to the financial statements of Tower Financial Corporation, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-KSB.


/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
March 8, 2001